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                                                                     EXHIBIT (4)


THIS MITTS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR MITTS SECURITIES IN CERTIFICATED FORM, THIS MITTS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS MITTS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY MITTS SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-                                                           7,000,000 Units
CUSIP 590188 447
                                           (Each Unit representing $10 principal
                                                     amount of MITTS Securities)

                           MERRILL LYNCH & CO., INC.
             Select Sector SPDR Fund Growth Portfolio Market Index
                   Target-Term Securities(R) due May 25, 2006
                             ("MITTS  Securities")

     Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of SEVENTY MILLION DOLLARS ($70,000,000) (the "Principal Amount") plus the Supplemental Redemption Amount, as defined below, on May 25, 2006 (the "Stated Maturity").

     Payment or delivery of the Principal Amount and the Supplemental Redemption Amount and any interest on any overdue amount thereof with respect to this Security shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in the consideration specified below, or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     This MITTS Security is one of the series of Select Sector SPDR Fund Growth Portfolio Market Index Target-Term Securities due May 25, 2006.

     At maturity, a beneficial owner of a MITTS Security will be entitled to receive the Principal Amount of such MITTS Security plus the Supplemental Redemption Amount, if any, all as provided below. The amount to be paid by the Company to any holder of the MITTS Securities on the maturity date will be aggregated based on the total number of units then held by such holder and rounded to the nearest cent.
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Supplemental Redemption Amount

     The "Supplemental Redemption Amount" with respect to this MITTS Security equals:

                        (Adjusted Ending Value - Starting Value)
     Principal Amount x (--------------------------------------)
                        (           Starting Value             )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero. The Starting Value equals 100. The Adjusted Ending Value will be determined by Merrill Lynch, Pierce, Fenner & Smith (the "Calculation Agent") and will equal the average (arithmetic mean) of the closing values of the SPDR Fund Growth Portfolio Index, as reduced by the application of the Adjustment Factor on each Calculation Day (as defined below), determined on each of the first five Calculation Days during the Calculation Period (as defined below). If there are fewer than five Calculation Days in the Calculation Period, the Adjusted Ending Value will equal the average (arithmetic mean) of the closing values of the SPDR Fund Growth Portfolio Index on those Calculation Days, as reduced by the application of the Adjustment Factor on each Calculation Day, and if there is only one Calculation Day, then the Adjusted Ending Value will equal the closing value of the SPDR Fund Growth Portfolio Index on that Calculation Day, as reduced by the application of the Adjustment Factor on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Adjusted Ending Value shall equal the closing value of the SPDR Fund Growth Portfolio Index determined on the last scheduled Index Business Day (as defined below) in the Calculation Period, as reduced by the application of the Adjustment Factor on that day, regardless of the occurrence of a Market Disruption Event (as defined below) on that day.

     The "Adjustment Factor" equals 2.35% per annum and will be prorated based on a 365-day year and applied each calendar day during the term of the MITTS Securities to reduce the values used to calculate the Supplemental Redemption Amount.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity to and including the second scheduled Index Business Day prior to maturity.

     "Calculation Day" means any Index Business Day during the Caculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" is any day on which the New York Stock Exchange (the "NYSE") and the American Stock Exchange (the "AMEX") are open for trading and the SPDR Fund Growth Portfolio Index or any Successor Index (as defined below) is calculated and published.

     All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the MITTS Securities.

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Adjustments to the SPDR Fund Growth Portfolio Index; Market Disruption Events

     If at any time AMEX changes its method of calculating the SPDR Fund Growth Portfolio Index, or the value of the SPDR Fund Growth Portfolio Index changes, in any material respect, or if the SPDR Fund Growth Portfolio Index is in any other way modified so that the SPDR Fund Growth Portfolio Index does not, in the opinion of the Calculation Agent, fairly represent the value of the SPDR Fund Growth Portfolio Index had any changes or modifications not been made, then, from and after that time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value of the SPDR Fund Growth Portfolio Index is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the SPDR Fund Growth Portfolio Index as if no changes or modifications had been made, and calculate the closing value with reference to the SPDR Fund Growth Portfolio Index, as so adjusted. Accordingly, if the method of calculating the SPDR Fund Growth Portfolio Index is modified so that the value of the SPDR Fund Growth Portfolio Index is a fraction or a multiple of what it would have been if it had not been modified, e.g., due to a split, then the Calculation Agent shall adjust the SPDR Fund Growth Portfolio Index in order to arrive at a value of the SPDR Fund Growth Portfolio Index as if it had not been modified, e.g., as if a split had not occurred.

     "Market Disruption Event" means any of the following events, with respect to the Select Sector SPDR Funds, as determined by the Calculation Agent:

     (a) the suspension or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, in 20% or more of the stocks which then comprise the Select Sector SPDR Funds underlying the SPDR Fund Growth Portfolio Index; or

     (b) the suspension or material limitation on trading, in each case, for more than two hours of trading whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise in option contracts or futures contracts related to the S&P 500 Index or the shares of a Select Sector SPDR Fund underlying the SPDR Fund Growth Portfolio Index which are traded on any major U.S. exchange.

     A limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

     For the purposes of clause (a) above, any limitations on trading during significant market fluctuations under NYSE Rule 80A or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the Calculation Agent, will be considered "material".

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Discontinuance of the SPDR Fund Growth Portfolio Index

     If the AMEX discontinues publication of the SPDR Fund Growth Portfolio Index and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the SPDR Fund Growth Portfolio Index (any such index being referred herein as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee (as defined below) and the Company, the Calculation Agent will substitute the Successor Index as calculated by the AMEX or such other entity for the SPDR Fund Growth Portfolio Index and calculate the closing value as described above under "--Supplemental Redemption Amount". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice to be given to holders of the MITTS Securities.

     In the event that the AMEX discontinues publication of the SPDR Fund Growth Portfolio Index and the Calculation Agent does not select a Successor Index, or the Successor Index is no longer published on any of the Calculation Days, the Calculation Agent will compute a substitute value for the SPDR Fund Growth Portfolio Index in accordance with the procedures last used to calculate the SPDR Fund Growth Portfolio Index before any discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the SPDR Fund Growth Portfolio Index, the Successor Index or value will be used as a substitute for the SPDR Fund Growth Portfolio Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the AMEX discontinues publication of the SPDR Fund Growth Portfolio Index before the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at that time, then on each Exchange Business Day until the earlier to occur of the determination of the Adjusted Ending Value and a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent will determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The Calculation Agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone.

     An "Exchange Business Day" is any day on which the NYSE and the AMEX are open for trading.

General

     This MITTS Security is one of a duly authorized issue of securities of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended and restated (herein referred to as the "Indenture"), between the Company and The Chase Manhattan Bank , as Trustee (herein referred to as the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the MITTS Securities, and the terms upon which the MITTS Securities are, and are to be, authenticated and delivered.

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     The Company hereby covenants for the benefit of the Holders of the MITTS
Securities, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the MITTS Securities.

     The MITTS Securities are not subject to redemption by the Company or at the option of the Holder prior to the Stated Maturity.

     In case an Event of Default with respect to any MITTS Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount thereof, will be equal to the Principal Amount and the Supplemental Redemption Amount, if any, calculated assuming (i) the date of early repayment is the maturity date of the MITTS Securities and (ii) the Adjustment Factor will be applied to the values used to calculate the Supplemental Redemption Amount as if the MITTS Securities had not been accelerated and had remained outstanding to the stated maturity date.

     In case of default in payment of the MITTS Securities (whether at the Stated Maturity or upon acceleration), from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 6.38% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the MITTS Securities to the date payment of such amount has been made or duly provided for.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the MITTS Securities of each series to be affected under the Indenture at any time by The Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the MITTS Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the MITTS Securities of each series at the time Outstanding, on behalf of the Holders of all MITTS Securities of each series, to waive compliance by The Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this MITTS Security shall be conclusive and binding upon such Holder and upon all future Holders of this MITTS Security and of any MITTS Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this MITTS Security.

     No reference herein to the Indenture and no provision of this MITTS Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount plus the Supplemental Redemption Amount with respect to this MITTS Security and any interest on any overdue amount thereof at the time, place, and rate, and in the coin or currency or other consideration, herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the transfer of this MITTS Security may be registered on the Security Register of the Company, upon surrender of this MITTS Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new MITTS Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The MITTS Securities are issuable only in registered form without coupons in denominations of $10 and integral multiples thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the MITTS Securities are exchangeable for a like aggregate principal amount of MITTS Securities in authorized denominations, as requested by the Holder surrendering the same. If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this MITTS Security shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the MITTS Securities, this MITTS Security shall be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive MITTS Securities shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive MITTS Securities are so delivered, the Company may make such changes to the form of this MITTS Security as are necessary or appropriate to allow for the issuance of such definitive MITTS Securities.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     Prior to due presentment of this MITTS Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this MITTS Security is registered as the owner hereof for all purposes, whether or not this MITTS Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this MITTS Security which are defined in the Indenture but not in this MITTS Security shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this MITTS Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  May 28, 1999

CERTIFICATE OF AUTHENTICATION                Merrill Lynch & Co., Inc.
This is one of the Securities of the series [Copy of Seal] designated therein referred to in the within-mentioned Indenture.

The Chase Manhattan Bank, as Trustee         By:
                                                      Treasurer

By:                                          Attest:
     Authorized Officer                               Secretary